EXHIBIT 10.3

                     NEGOTIABLE SECURED SENIOR SUBORDINATED
                                 PROMISSORY NOTE

$2,000,000                                                  Final Maturity Date:
                                                            December 31, 2000


          FOR VALUE RECEIVED, LogiMetrics, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to the order of Signal Technology Corporation or its successors and assigns (the "Holder"), at its corporate offices at 222 Rosewood Drive, Danvers, MA 01923, or at such other location as the Holder may designate from time to time, the aggregate unpaid amount of all loans (each, a "Loan") made by the holder to the Maker hereunder. Each Loan shall mature and be due and payable, together with all interest accrued thereon, in lawful money of the United States of America on or before December 31, 2000, or on demand under certain circumstances as specified herein.

          The Maker promises to pay interest on the unpaid principal amount of each Loan from the date such Loan is made until its maturity (whether by acceleration or otherwise), at the rate of 10% per annum, such interest to be paid on maturity.

          1. If the Maker fails to pay any amount hereunder when due, interest shall thereafter accrue on such overdue amount at a rate of interest equal to the lesser of: (i) 18% per annum; or (ii) the highest rate permitted by law until paid in full. Interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

          2. The maximum aggregate principal amount of the Loans to be made hereunder shall be $2,000,000. The Holder is authorized to record all Loans evidenced hereby in its records (including, but not limited to, the grid attached hereto as Schedule 1), and such entries shall be conclusive evidence of amounts outstanding hereunder absent manifest error.

          3. On the date hereof, the Holder is advancing to the Maker $1,000,000. The remaining Loans hereunder shall be made in accordance with the loan schedule set forth on Schedule II hereto.

          4. The Maker may prepay any Loan made hereunder at any time, in whole or in part, without premium or penalty. The Maker shall prepay all Loans in full to the Maker within five (5) Business Days after: (i) the consummation of any public or private offering by the Maker of its equity securities or securities convertible into or exchangeable for its equity securities pursuant to which the Maker receives gross proceeds (before the deduction of offering expenses, discounts and commissions) of at least Seven Million Five Hundred Thousand Dollars ($7,500,000); or (ii) the sale or transfer, in a single transaction or in a series of related transactions, of all or substantially all of the Maker's assets, or the merger, consolidation, reorganization or dissolution of the Maker, or the sale, in a single transaction or in a series of related transactions, of a majority of the Maker's voting capital stock (whether newly issued or from treasury, or previously issued and then outstanding, or any combination thereof), in each case other than in a transaction with Signal contemplated by the Letter of Intent (the "Letter of Intent") of even date herewith between Signal and the Company (any of such events, a "Disposal Event"), or the execution by the Maker of any letter of intent or like agreement with respect to the consummation of a Disposal Event. In addition, in the event

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the  Maker  executes  a letter of intent or like  agreement  with  respect  to a
Disposal Event that is an Acquisition Transaction (as defined in the Letter of Intent), or with respect to any other Acquisition Transaction, during the period commencing on such date as is 46 days following date of Letter of Intent and continuing through and including such date as is 120 days following date of Letter of Intent, the Maker shall, on the date it prepays all Loans in full in accordance herewith, pay to the Holder a prepayment penalty in the amount of $100,000. As used herein, "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

          5. At any time while Loans are outstanding hereunder, the Holder shall have the right during normal business hours to examine the books and records of the Maker, to make copies, notes, and abstracts therefrom, to discuss the Maker's affairs with the officers, directors, key employees, and accountants of the Maker and, no more than once, to make or cause an independent examination and/or audit (at its expense) of the books and records of the Maker.

          6. The Maker shall pay to the Holder the reasonable attorneys' fees and disbursements and all other out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note. All payments received shall be applied, first, to the costs of collection, second, to unpaid interest, and third, to principal.

          7. No delay or failure on the part of the Holder in exercising any power, right or remedy hereunder shall operate as a waiver of any such power, right or remedy; nor shall any single or partial exercise of any power, right or remedy preclude any other or further exercise of such power, right or remedy, or the exercise of any other power, right or remedy, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent expressly set forth therein. No remedy is exclusive of any other remedy and all remedies shall be cumulative to the maximum extent permitted by applicable law. The Maker hereby waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

          8. This Note is one of the Notes referred to in Amendment No. 2 to the Second Amended and Restated Security Agreement, Intercreditor Agreement, Waiver and Consent, dated the date hereof, among the Maker, Cramer Rosenthal McGlynn, LLC, as Agent (the "Agent"), and the other parties thereto (the "Security Agreement") and is secured by the Collateral (as defined in the Security Agreement). The Security Agreement grants the Agent on behalf of the Holder and the other parties thereto certain rights with respect to the Collateral upon certain defaults specified therein and sets forth the related priorities of the Holder and the other parties thereto with regard to such Collateral.

          9.  If  any  of  the  following  events  or  circumstances   (each  an
"Acceleration Event") shall occur:

          (a) the Maker shall fail to pay any amount of principal, interest or other amount (if any) within ten (10) days of the date on which such amount is due and payable hereunder; or

          (b) an Event of Default under the Security Agreement shall have occurred and be continuing or the Maker shall fail to cure any breach of its other covenants, agreements or obligations hereunder within ten (10) days after written notice by the Holder to the Maker specifying such breach; or

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          (c) any  representation or warranty made by the Maker herein or in the
Security Agreement shall have been false in any material respect when made; or

          (d) the Maker shall make an assignment for the benefit of creditors, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Maker or of any substantial part of its assets, or shall commence any case or other proceeding relating to its assets under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or shall take any corporate action to authorize or in furtherance of any of the foregoing; or any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Maker, and the same shall not have been dismissed within 60 days of the filing or commencement thereof or the Maker shall indicate its approval thereof, consent thereto or acquiescence therein; or a decree or order shall be entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Maker bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of the Maker in an involuntary case under any such bankruptcy or insolvency laws; or

          (e) the Maker shall take any corporate action to liquidate its assets or dissolve, or shall take any corporate action to consolidate or merge with or into any other corporation or business entity unless the Maker shall be the surviving legal entity of such consolidation or merger or the surviving legal entity of such consolidation or merger shall have assumed in full by a written instrument the obligations under and in respect of this Note, other than any such corporate action in connection with the transaction with Signal contemplated by the Letter of Intent; or

          (f) without the prior written consent of the Holder, the Maker shall have incurred indebtedness for borrowed money (other than indebtedness for borrowed money, together with interest thereon, existing on the date hereof) which is or will be senior or pari passu to its indebtedness hereunder, except for indebtedness incurred by the Maker pursuant to the Legacy Loan referred to in the Loan Agreement of even date herewith between the Maker and the Holder (the "Loan Agreement");

then, the Holder at its option at any time thereafter during the continuance of an Acceleration Event may declare the entire and unpaid principal of this Note and all interest, fees and expenses (if any) payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Holder (an "Acceleration") without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Maker, provided that in the event of an Acceleration Event under
Section 9(d) hereof all such amounts shall become and be immediately due and payable, and an Acceleration shall be deemed for all purposes hereof to have occurred, automatically and without any requirement of notice from the Holder.

          10. The Maker will not, by amendment of its Charter or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of conversion rights hereunder) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in this Note to be observed or performed by the

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Maker. The Maker will at all times in good faith assist,  insofar as it is able, in the carrying out of all of the provisions of this Note in a reasonable manner and in the taking of all other action which may be necessary in order to protect and preserve the rights of the Holder set forth herein.

          11. This Note shall be binding upon the Maker and its successors and assigns. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York pursuant to Section 15-1402 of the General Obligations Law of such state. The Maker irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note. Service of process in connection with any such suit, action or proceeding may be served on the Maker anywhere in the world by any method authorized by law. The Maker irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding. The Maker irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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          12.  No  modification,  alteration,  waiver  or  change  of any of the provisions hereof shall be effective unless in writing and signed by the Maker and the Holder and, then, only to the extent set forth in such writing.

ATTEST:                                     LOGIMETRICS, INC.



_____________________                               /s/Norman M. Phipps
Name:                                               ___________________________
                                             By:    Norman M. Phipps
                                                    Title:  President


Dated:  February 17, 2000

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                                   Schedule I




                                         Date of                 Notation
             Amount of Loan              Advance                  Made By
    ------------------------ ----------------------- ------------------------

    ------------------------ ----------------------- ------------------------
    ------------------------ ----------------------- ------------------------

    ------------------------ ----------------------- ------------------------
    ------------------------ ----------------------- ------------------------

    ------------------------ ----------------------- ------------------------
    ------------------------ ----------------------- ------------------------

    ------------------------ ----------------------- ------------------------
    ------------------------ ----------------------- ------------------------


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                                   Schedule II